November 7, 2024
Sezzle Reports Third Quarter 2024 Results
Raising Guidance on Sustained Growth Momentum and Banking Program Launch.

Sezzle Inc. (NASDAQ:SEZL) (Sezzle or Company) // Purpose-driven digital payment platform, Sezzle, is pleased to update the market on key financial metrics for the quarter ended September 30, 2024.

“This quarter has been transformative for the Company. In addition to outperforming our expectations, we were able to successfully launch a banking program with WebBank,” stated Charlie Youakim, Sezzle Chairman and CEO. “The banking program marks an exciting new chapter for our Company, enabling us to expand access to innovative financial solutions to a broader audience. These developments fuel our optimism as we approach the seasonal year-end holiday period and close out FY2024.”

Third Quarter 2024 Highlights
•Underlying Merchant Sales (UMS) jumped 40.6% YoY to reach $659.9 million, exceeding the previous quarterly high recorded in 4Q23. The YoY growth was driven by greater consumer engagement, with overall consumer purchase frequency climbing to 5.4 times in 3Q24 compared to 4.1 times during the same period in 2023.
oThe top 10% of consumers, as measured by UMS, transacted 77 times per year on average during the rolling twelve-month period ended September 30, 2024.
•Fueled by subscriber growth and consumer engagement, Total Revenue increased 71.3% YoY to $70.0 million. Total Revenue as a percentage of UMS reached 10.6%, surpassing the previous all-time high of 10.5% set in 2Q24.
oAs of September 30, 2024, Sezzle had 529,000 Active Subscribers (rounded to the nearest thousand) enrolled across Anywhere and Premium (US and CA).
•In 3Q24, Total Operating Expenses rose 38.4% YoY to $49.1 million. The Company continues to scale efficiently, reflected in a YoY reduction in Total Operating Expenses as a percentage of UMS and Total Revenue by 0.2 and 16.7 percentage points, respectively, to 7.4% and 70.2%.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Transaction Related Costs1 as a percentage of UMS increased YoY from 4.4% to 4.8%, driven by a higher Provision for Credit Losses associated with the Company’s controlled expansion of underwriting. This increase was partially offset by decreases in both Transaction Expense and Net Interest Expense as a percentage of UMS.
•Non-transaction Related Operating Expenses1 rose 11.0% YoY to $21.0 million, however, as a percentage of Total Revenue, Non-transaction Related Operating Expenses reached a new Company low, declining 16.2 percentage points YoY to 30.0%. This improvement underscores the Company’s commitment to top-line growth while optimizing operating efficiency.
•The Company’s management of operating expenses and top-line growth led to a 289.6% YoY increase in Operating Income in 3Q24, reaching a new high of $20.8 million. This represents a 16.7 percentage point increase in Operating Margin to 29.8% in 3Q24 from 13.1% in 3Q23.
•Total Revenue Less Transaction Related Costs1 improved 91.5% YoY to $38.5 million. As a percentage, the metric reached 5.8% of UMS and 55.0% of Total Revenue, marking increases of 1.5 and 5.8 percentage points, respectively, over the prior year.
•Net Income reached $15.4 million, resulting in Net Income per Diluted Share of $2.62 for 3Q24, compared to $0.23 for 3Q23. Net Income as a percentage of Total Revenue was 22.1%, an 18.9 percentage point increase from the prior comparable period in 2023.
oAdjusted Net Income1 for the quarter totaled $17.3 million, representing 24.7% of Total Revenue and setting a new quarterly high. Per Diluted Share, Adjusted Net Income equated to $2.92, compared to $0.21 in 3Q231.
•For the quarter ended September 30, 2024, Adjusted EBITDA1 was at $22.5 million, amounting to 32.2% of Total Revenue, resulting in a 13.7 percentage point gain from the prior comparable period in 2023.

1 See appendix for a reconciliation of non-GAAP financial measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Balance Sheet and Liquidity
•As of September 30, 2024, Sezzle had $88.3 million of cash and cash equivalents, $8.3 million of which was restricted.
•The Company had an outstanding principal balance of $95.0 million on its $150.0 million credit facility as of the quarter end.

Initiatives Update
•On August 26, 2024, Sezzle announced it entered a five-year banking program with WebBank, a Utah-chartered industrial bank. The banking program launched at the end of September 2024, with WebBank serving as the exclusive lender to originate certain finance products (i.e., Pay-in-4 and Pay-in-2). The Company expects several benefits from its partnership with WebBank, including unified fees, a more streamlined regulatory framework, and opportunities for future product innovations.
•At the end of September, Sezzle began to test On-Demand selectively, followed by a broader roll out in October. On-Demand, Sezzle’s first product by WebBank, provides consumers the flexibility to Pay-in-4 wherever Visa is accepted. Consumers simply request a single-use purchase amount and, upon approval, pay the 25% downpayment plus a service fee at the point of purchase. Sezzle On-Demand is currently available to select US consumers but is expected to gradually expand to a broader base of consumers in the coming months.
•On August 12, 2024, Sezzle was named the Official Jersey Patch Partner of the Minnesota Timberwolves as a part of a multi-year partnership. The partnership is inclusive of the Minnesota Lynx and entails prominent in-arena signage, in-game & on-court promotions, community events, concourse activations, and digital content.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Updated FY2024 Guidance
•The Company is raising several components of its FY2024 guidance due to: 1) continued sustained growth, and 2) the inclusion of the newly launched banking program with WebBank, which was not accounted for in previous guidance.
oNet Income: $71.5 million versus $55.0 million provided with 2Q24 earnings.
oNet Income per Diluted Share: $12.05 versus $9.25 provided with 2Q24 earnings.
oTotal Revenue Growth: 55% versus 35%-40% provided with 2Q24 earnings.
oTotal Revenue Less Transaction Related Costs as a percentage of Total Revenue: No change to the 55% provided with 2Q24 earnings.
•Additionally, updating the FY2024 guidance for the following metrics that adjust for certain significant gains, losses, and charges that may not directly correlate to the underlying performance of the Company’s business:
oAdjusted Net Income2: $58.0 million versus $40.0 million provided with 2Q24 earnings.
oAdjusted Net Income per Diluted Share2: $9.80 versus $6.75 provided with 2Q24 earnings.
•The Company expects a mid-single digit annualized effective tax before consideration of discrete tax items for 4Q24.

FY2025 Guidance
•The Company is providing preliminary FY2025 guidance of $12.00 Adjusted Net Income per Diluted Share with the expectation of being a full corporate taxpayer throughout the year (20%-25% effective tax rate).

2 For the reconciliation of GAAP financial measures to non-GAAP financial measures, see Appendix.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Equity Capital Management
•On July 9, 2024, Sezzle completed its $15.0 million stock repurchase plan announced on June 20, 2024. Management will continue to evaluate capital return options for shareholders including, but not limited to, dividends, incremental share repurchases, or a combination of both.

Awards and Accolades
•The Company continued to earn reputable accolades in 3Q24, making both CNBC’s World’s Top 250 Fintech Companies for 2024 and Worth’s Impact 150 list, which honors companies excelling in business while making significant contributions to sustainability and social impact.

Upcoming Events
•Sezzle Management will participate in the upcoming investor conferences:
oNovember 13-14, 2024: 2024 KBW Fintech Conference.
oDecember 3-4, 2024: Wells Fargo’s 8th Annual TMT Summit.
oDecember 12, 2024: Northland Growth Conference.

Quarterly Conference Call and Presentation
The Company will host its third quarter earnings conference call on November 7, 2024, at 5:00pm ET.

To register for the call, please navigate to: https://dpregister.com/sreg/10193861/fdcca5b749

Upon registration, participants will receive the dial-in number. Those without internet access or unable to pre-register may dial in by calling: 1-866-777-2509 (US/CA toll free) or 1-412-317-5413 (international toll). A replay will be available until November 14, 2024. To access the replay dial 1-877-344-7529 (US toll free) or 1-412-317-0088 (International toll). Replay access code: 6005027.

In conjunction with the earnings call, the Company will release its presentation on the Sezzle Investor Relations website before the call. Please navigate to the Sezzle Investor Relations website for the presentation that management will review on the call.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

3Q24 GAAP Operating Results

	For the three months ended
($ in thousands)	Sep. 30, 2024	Sep. 30, 2023	YoY Difference
Total Revenue	$69,958	$40,844	71.3%
Operating Expenses	$49,117	$35,494	38.4%
Operating Expenses as % of Total Revenue	70.2%	86.9%	(16.7 ppt)
Operating Expenses as % of UMS	7.4%	7.6%	(0.2 ppt)
Operating Income	$20,841	$5,350	289.6%
Operating Income as % of Total Revenue	29.8%	13.1%	16.7 ppt
Operating Income as % of UMS	3.2%	1.1%	2.1 ppt
Net Income	$15,446	$1,294	1,093.3%
Net Income as % of Total Revenue	22.1%	3.2%	18.9 ppt
Net Income per Diluted Share	$2.62	$0.23	1,057.7%

3Q24 Non-GAAP Operating Results3

	For the three months ended
($ in thousands)	Sep. 30, 2024	Sep. 30, 2023	YoY Difference
Non-Transaction Related Operating Expenses	$20,954	$18,880	11.0%
Non-Transaction Related Operating Expenses as % of Total Revenue	30.0%	46.2%	(16.2 ppt)
Transaction Related Costs	$31,492	$20,756	51.7%
Transaction Related Costs as % of Total Revenue	45.0%	50.8%	(5.8 ppt)
Transaction Related Costs as % of UMS	4.8%	4.4%	0.4 ppt
Total Revenue Less Transaction Related Costs	$38,466	$20,088	91.5%
Total Revenue Less Transaction Related Costs as % of Total Revenue	55.0%	49.2%	5.8 ppt
Total Revenue Less Transaction Related Costs as % of UMS	5.8%	4.3%	1.5 ppt
Adjusted EBITDA	$22,530	$7,551	198.4%
Adjusted EBITDA Margin	32.2%	18.5%	13.7 ppt
Adjusted Net Income	$17,254	$1,190	1,349.2%
Adjusted Net Income Margin	24.7%	2.9%	21.8 ppt
Adjusted Net Income per Diluted Share	$2.92	$0.21	1,306.7%

3 For the reconciliation of GAAP financial measures to non-GAAP financial measures, see Appendix.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Appendix - Reconciliation of GAAP to Non-GAAP Financial Measures

Reconciliation of Operating Expenses to Non-transaction Related Operating Expenses

	For the three months ended
($ in thousands)	September 30, 2024	September 30, 2023
Operating expenses	$49,117	$35,494
Transaction expense	(12,761)	(9,937)
Provision for credit losses	(15,402)	(6,677)
Non-transaction related operating expenses	$20,954	$18,880

Reconciliation of Operating Expenses to Transaction Related Costs

	For the three months ended
($ in thousands)	September 30, 2024	September 30, 2023
Operating expenses	$49,117	$35,494
Personnel	(13,424)	(11,079)
Third-party technology and data	(2,386)	(2,003)
Marketing, advertising, and tradeshows	(2,726)	(3,615)
General and administrative	(2,417)	(2,184)
Net interest expense	3,328	4,143
Transaction related costs	$31,492	$20,756

Reconciliation of Operating Income to Total Revenue Less Transaction Related Costs

	For the three months ended
($ in thousands)	September 30, 2024	September 30, 2023
Operating income	$20,841	$5,350
Personnel	13,424	11,079
Third-party technology and data	2,386	2,003
Marketing, advertising, and tradeshows	2,726	3,615
General and administrative	2,417	2,184
Net interest expense	(3,328)	(4,143)
Total revenue less transaction related costs	$38,466	$20,088

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Reconciliation of Net Income to Adjusted EBITDA

	For the three months ended
($ in thousands)	September 30, 2024	September 30, 2023
Net income	$15,446	$1,294
Depreciation and amortization	233	218
Income tax expense	2,163	16
Equity and incentive-based compensation	1,456	1,984
Other (income) expense, net	(96)	(15)
Fair value adjustment on warrants	—	(89)
Net interest expense	3,328	4,143
Adjusted EBITDA	$22,530	$7,551

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share

	For the three months ended
($ in thousands, except for per share numbers)	September 30, 2024	September 30, 2023
Net income	$15,446	$1,294
Discrete tax expense for valuation allowance release	1,904	—
Fair value adjustment on warrants	—	(89)
Other (income) expense, net	(96)	(15)
Adjusted net income	17,254	1,190
Diluted weighted-average shares outstanding	5,906	5,730
Adjusted net income per diluted share	$2.92	$0.21

Investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when we establish reserves for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Contact Information

Lee Brading, CFA Investor Relations +1 651 240 6001 InvestorRelations@sezzle.com	Erin Foran Media Enquiries +1 651 403 2184 erin.foran@sezzle.com

About Sezzle Inc.
Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle’s payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements include our expectations, whether stated or implied, regarding our financing plans and other future events.

Forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," other words or expressions of similar meaning (or the negative versions of such words or expressions). These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; impact of operating in a highly competitive industry; impact of macro-economic conditions on consumer spending; our ability to increase our merchant network, our base of consumers and underlying merchant sales (UMS); our ability to effectively manage growth, sustain our growth rate and maintain our market share; our ability to maintain adequate access to capital in order to meet the capital requirements of our business; impact of exposure to consumer bad debts and insolvency of merchants; impact of the integration, support and prominent presentation of our platform by our merchants; impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; impact of the

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

loss of key partners and merchant relationships; impact of exchange rate fluctuations in the international markets in which we operate; impact of our delisting from the Australian Securities Exchange and trading on Nasdaq Capital Market as our sole trading exchange; our ability to protect our intellectual property rights and third party allegations of the misappropriation of intellectual property rights; our ability to retain employees and recruit additional employees; impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and Canada; and our ability to achieve our public benefit purpose and maintain our B Corporation certification. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Non-GAAP Financial Measures
To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total revenue less transaction related costs; transaction related costs; non-transaction related operating expenses; adjusted net income (loss); adjusted net income (loss) margin; adjusted net income (loss) per diluted share; adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”); and Adjusted EBITDA margin. Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the Company and investors are as follows:
•Total revenue less transaction related costs is defined as GAAP total revenue less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for credit losses, and net interest expense less certain non-recurring charges as detailed in the reconciliation table of GAAP operating income to non-GAAP total revenue less transaction related costs above. We believe that total revenue less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform;
•Non-transaction related operating expenses is defined as the sum of GAAP personnel; third-party technology and data; marketing, advertising, and tradeshows; and general and administrative operating expenses. We believe that non-transaction related operating expenses is a useful financial measure to both management and investors for evaluating our management of operating expenses not directly attributable to orders processed on the Sezzle Platform.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Adjusted EBITDA is defined as GAAP net income, adjusted for certain non-cash and non-recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs, as well as net interest expense as detailed in the reconciliation table of GAAP net income to adjusted EBITDA. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted EBITDA margin is defined as Adjusted EBITDA divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business’ unit economics by removing the effect of certain non-cash and non-recurring charges, as well as funding costs, that may not directly correlate to the underlying performance of our business.
•Adjusted net income (loss) is defined as GAAP net income, adjusted for certain charges including the release of our deferred tax asset valuation allowance, fair value adjustments on warrants, losses on the extinguishment of our lines of credit, and other income and expense, as detailed in the reconciliation table of GAAP net income to adjusted net income (loss). We believe that this financial measure is useful for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income (loss) margin is defined as Adjusted net income (loss) divided by GAAP total revenue. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.
•Adjusted net income (loss) per diluted share is defined as non-GAAP adjusted net income (loss) divided by GAAP weighted-average diluted shares outstanding. We believe that this financial measure is a useful measure for period-to-period comparison of shareholder return by removing the effect of certain charges that, in management's view, does not correlate to the underlying performance of our business during a given period.

Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this press release to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following:

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

•Total revenue less transaction-related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Transaction related costs exclude significant expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Non-transaction related operating expenses exclude significant expenses, including transaction expense and provision for credit losses, which have been, and will continue to be for the foreseeable future, significant recurring GAAP expenses.
•Adjusted EBITDA and adjusted EBITDA margin exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, which have a significant impact on our working capital and cash.
•Adjusted EBITDA and adjusted EBITDA margin excludes net interest expense, which has a significant impact on our GAAP net income, working capital, and cash.
•Adjusted net income (loss), adjusted net income (loss) margin, and adjusted net income (loss) per diluted share excludes certain charges such as losses on the extinguishment of our lines of credit, fair value adjustments on our warrants, other income and expense, and the release of our deferred tax asset valuation allowance which have been, and may be in the future, recurring GAAP expenses.
•Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments.
•These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us.
•Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs.
•Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Balance Sheets

	As of
	September 30, 2024	December 31, 2023
	(unaudited)	(audited)
Assets
Current Assets
Cash and cash equivalents	$80,062,505	$67,624,212
Restricted cash, current	7,173,326	2,993,011
Notes receivable	151,413,490	142,885,682
Allowance for credit losses	(18,626,222)	(12,253,041)
Notes receivable, net	132,787,268	130,632,641
Other receivables, net	3,823,280	1,571,728
Prepaid expenses and other current assets	8,580,986	6,223,274
Total current assets	232,427,365	209,044,866
Non-Current Assets
Internally developed intangible assets, net	2,289,227	1,898,470
Operating right-of-use assets	834,117	994,476
Restricted cash, non-current	1,107,298	82,000
Deferred tax asset, net of $8,349,879 and $32,478,033 valuation allowance, respectively	15,863,790	—
Other assets	347,475	625,471
Total Assets	$252,869,272	$212,645,283

Liabilities and Stockholders' Equity
Current Liabilities
Merchant accounts payable	$70,449,314	$74,135,491
Operating lease liabilities	83,222	57,316
Accrued liabilities	11,475,162	10,790,308
Other payables	10,498,376	5,261,436
Deferred revenue	4,373,270	2,643,230
Line of credit, net of unamortized debt issuance costs of $619,094	—	94,380,906
Total current liabilities	96,879,344	187,268,687
Long Term Liabilities
Long term debt	—	250,000
Operating lease liabilities	854,509	981,692
Line of credit, net of unamortized debt issuance costs of $1,062,276	93,937,724	—
Warrant liabilities	—	967,257
Other non-current liabilities	59,681	1,083,323
Total Liabilities	191,731,258	190,550,959

Stockholders' Equity
Common stock, $0.00001 par value; 750,000,000 shares authorized; 5,747,907 and 5,826,206 shares issued, respectively; 5,580,093 and 5,697,517 shares outstanding, respectively	2,084	2,085
Additional paid-in capital	184,865,379	186,015,079
Treasury stock, at cost: 167,814 and 128,689 shares, respectively	(7,938,255)	(5,755,961)
Accumulated other comprehensive loss	(649,352)	(646,999)
Accumulated deficit	(115,141,842)	(157,519,880)
Total Stockholders' Equity	61,138,014	22,094,324
Total Liabilities and Stockholders' Equity	$252,869,272	$212,645,283

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402

Consolidated Statements of Operations and Comprehensive Income (unaudited)

	For the three months ended September 30,
	2024	2023
Total revenue	$69,957,691	$40,844,201

Operating Expenses
Personnel	13,423,723	11,079,174
Transaction expense	12,761,438	9,936,804
Third-party technology and data	2,386,490	2,002,515
Marketing, advertising, and tradeshows	2,725,615	3,615,339
General and administrative	2,416,951	2,184,076
Provision for credit losses	15,402,303	6,676,548
Total operating expenses	49,116,520	35,494,456

Operating Income	20,841,171	5,349,745

Other Income (Expense)
Net interest expense	(3,327,998)	(4,143,258)
Other income (expense), net	96,057	14,560
Fair value adjustment on warrants	—	89,227
Loss on extinguishment of line of credit	—	—
Income before taxes	17,609,230	1,310,274

Income tax (benefit) expense	2,162,989	15,874

Net Income	15,446,241	1,294,400

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	71,598	(358,465)

Total Comprehensive Income	$15,517,839	$935,935

Net income per share:
Basic	$2.79	$0.23
Diluted	2.62	0.23

Weighted-average shares outstanding:
Basic	5,545,353	5,667,430
Diluted	5,905,833	5,729,665

Sezzle Inc. (NASDAQ:SEZL) | sezzle.com | 700 Nicollet Mall, Suite 640, Minneapolis, MN 55402